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                                                                  EXHIBIT 4.1(s)

             AMENDMENT NO. 1 TO COMMON STOCK REGISTRATION RIGHTS AND
                             STOCKHOLDERS AGREEMENT

     AMENDMENT (this "Amendment"), dated as of January 28, 2000, to the Common Stock Registration Rights and Stockholders Agreement, dated as of February 18, 1998 (the "Agreement"), by and between Mentus Media Corp., a Delaware corporation and now known as Next Generation Network, Inc. (the "Company"), and NatWest Capital Markets Limited.

                                   WITNESSETH:


     WHEREAS, the Company proposes to amend the Agreement;

     WHEREAS, the Company has obtained the consents of the requisite number of Holders and Existing Shareholders (both, as defined in the Agreement) with respect to amending the Agreement;

     NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and other good and valuable consideration, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined in this Amendment are used herein as defined in the Agreement.

     SECTION 2. Amendment to the Agreement. The Agreement is hereby amended effective as of the date hereof as follows:

     (i) The definitions of "Exempt Transfer", "Existing Stockholder" and "Permitted Transferee" are deleted in their entirety from Section 1 and the following definitions are added in the appropriate alphabetical order to
Section 1:

          ""Amended and Restated Registration Rights Agreement" means that certain Amended and Restated Registration Rights Agreement dated January __, 2000 among the Company, Nevada Bond Investment Corp. II, and the persons listed on Schedule A thereto, as such agreement may be amended or supplemented from time to time."

          ""Amended and Restated Stockholders Agreement" means that certain Amended and Restated Stockholders Agreement dated January 28, 2000 among the Company, Gerard Joyce, Thomas Pugliese, Nevada Bond Investment Corp. II, and the other persons specified therein, as such agreement may be amended or supplemented from time to time."

          ""Founder" means Gerard P. Joyce and Thomas M. Pugliese and their Permitted Transferees (as defined in the Amended and Restated Stockholders Agreement)."



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          ""IPO" means an initial underwritten public offering of shares of
     Common Stock pursuant to an effective Registration Statement."

          ""Requesting Holder" shall have the meaning set forth in Section 2.1."

(ii) Section 2 is deleted in its entirety and replaced by a new Section 2, as follows:

          "2.  Registration Rights.

          2.1 Piggyback Registrations. If the Company at any time (other than such time as the Company first issues Common Stock in an IPO) proposes to register the offering and sale of shares of Common Stock under the Securities Act by registration on any form other than forms S-4 or S-8 (or any successors thereto) or pursuant to Section 3.3 of the Amended and Restated Registration Rights Agreement, whether or not for sale for its own account, it shall each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.1. Upon the written request of any such holder (a "Requesting Holder") made as promptly as practicable and in any event within 20 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder and the intended methods of such disposition), the Company shall use all reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Requesting Holders thereof (together with all other securities which it has been requested to register under the terms of the Amended and Restated Registration Rights Agreement) to the extent required to permit the disposition (in accordance with such intended methods thereof) of the securities so to be registered; provided that (i) if such registration involves an underwritten offering to the public, all holders of Registrable Securities requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company; and
(ii) if, at any time after giving notice of its intention to register any securities pursuant to this Section 2.1 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give written notice to all holders of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith). If a registration pursuant to this Section 2.1 involves an underwritten offering to the public, any holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

          2.2 Priority in Piggyback Registrations. If the managing underwriter of the underwritten offering shall inform the Company by letter of its opinion that the number of securities requested to be included in such registration would, in its opinion, materially adversely affect such offering, including the price at which such securities can be sold,

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and the Company has so advised the Requesting Holders in writing, then the
Company shall include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company as so advised can be sold for its own account, second, to the extent that the number of shares of Common Stock which the Company proposes to sell for its own account pursuant to Section 2.1 is less than the number of shares of Common Stock which the Company has been advised can be sold in such offering without having the material adverse effect referred to above, such Registrable Securities requested to be included in such registration pursuant to Section 2.1 above and such securities requested to be included in such registration pursuant to Section 3.2 of the Amended and Restated Registration Rights Agreement, allocated pro rata among such Requesting Holders and other security holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and of other securities requested to be included in such registration."

     (iii) Section 3.1 is amended by adding the underscored and bold language below and by deleting the crossed out language below.

          3.1 Generally. All Warrant Shares at any time and from time to time outstanding that are Registrable Securities shall be held subject to the conditions and restrictions set forth in Section 3.4. All shares of Common Stock now or hereafter held by A FOUNDER shall be held subject to the conditions and restrictions set forth in Section 3.2. Each Holder of Warrant Shares and each FOUNDER by executing this Agreement or by accepting a certificate representing Common Stock or other indicia of ownership therefor from the Company agrees with the Company and with each other FOUNDER to such conditions and restrictions.

     (iv) Section 3.2 is deleted in its entirely and replaced with a new Section 3.2, as follows:

          "3.2 Tag-Along Rights. If any Founder desires to sell any of his or her Common Stock pursuant to an offer from any person (the "Offeror") other than a Permitted Transferee (as that term is defined in the Amended and Restated Stockholders Agreement), such Founder (the "Offeree") shall give notice of the proposed sale to each of the Holders, setting forth the name and address of the prospective buyer, the proposed purchase price and the other terms and conditions of the offer. Each of the Holders, shall have the option (exercisable by notice given to such Offeree within twenty (20) days of the notice of the proposed sale under this Section 3.2) to include in the sale certain of its Warrant Shares (and/or Warrants exercisable for a number of Warrant Shares) in place of the shares of Common Stock that would otherwise be sold to the Offeror by the Offeree. Any Holder who exercises such option (each an "Exercising Holder") shall have the right to include such number (but not less than such number) of Warrant Shares (and/or Warrants exercisable for a number of Warrant Shares) as is equal to the total number of shares to be purchased by the Offeror multiplied by a fraction, the numerator of which is the number of Warrant Shares (and/or Warrants exercisable for a number of Warrant


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     Shares) sought to be sold by such Exercising Holder and the denominator of which is the number of shares sought to be sold to such Offeror by the (i) the Offeree, (ii) all Exercising Holders, and (iii) all holders of Common Stock or warrants who exercise their tag-along rights in respect of such offer pursuant to section 3.1 of the Amended and Restated Stockholders Agreement. An Offeree may not agree to sell any shares to an Offeror unless the Offeror is willing to purchase Warrant Shares (and/or Warrants exercisable for a number of Warrant Shares) in the manner provided in this
     Section 3.2. The provisions of this Section 3.2 will automatically terminate upon the termination of the Amended and Restated Stockholders Agreement."

     (v) The text of Section 3.3 is deleted in its entirety and a notation is made that the Section was "Intentionally Deleted".

     (vi) Section 4 is deleted in its entirety and replaced with a new Section 4, as follows:

          "4. Registration Procedures. In connection with the Company's obligations under Section 2.1, the Company shall use all reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company shall as expeditiously as practicable:

          (a) prepare and file with the SEC, as soon as practicable, a Registration Statement on an appropriate registration form, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and in either case use all reasonable efforts to cause such Registration Statement to become effective and remain effective in compliance with the provisions of the Securities Act; provided, however, that before filing a Registration Statement or Prospectus or any amendment or supplement thereto, including information incorporated by reference after the initial filing of the Registration Statement, the Company shall furnish to the holders of the Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters, if any, copies of all such documents proposed to be filed (including, upon request, any and all exhibits thereto), which documents shall be subject to the reasonable and prompt review of such holders and underwriters, and the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the managing underwriter or underwriters, if any, shall reasonably object;

          (b) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which shall terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and cause such Prospectus supplement to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in

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     accordance with the intended method or methods of distribution by the selling Holders set forth in such Registration Statement or supplement to the Prospectus;

          (c) notify each selling holder of Registrable Securities and the managing underwriter or underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing promptly, (i) when the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any comments of the SEC or any state securities authority with regard to the Registration Statement and of any request by the SEC or any state securities authority for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) in the case of any shelf Registration Statement, if between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sale agreement or other similar agreement, relating to the offering cease to be true and correct in all material respects and
     (vi) of the happening of any event or the discovery of any facts that makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

          (e) if requested by the managing underwriter or underwriters or a holder of Registrable Securities being offered for sale in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or such holder of Registrable Securities being offered for sale consider should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered for sale, the purchase price being paid therefor and with respect to any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;



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          (f) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement, any amendment (including any post-effective amendment) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (g) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request;

          (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the state securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (i) cooperate with the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold without any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters may request at least two business days prior to any sale of Registrable Securities to underwriters;

          (j) upon the occurrence of any event contemplated by clause (vi) of paragraph (c) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, the Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (k) use best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or on the Nasdaq National Market on which the Common Stock is then listed;

          (l) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of Registrable Securities covered by a Registration Statement and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration (i) make such representations and

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     warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter or underwriters, if any), addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters; and (iii) obtain "comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters by underwriters in connection with primary underwritten offerings;

          (m) make available for inspection by a representative of the holders of at least a majority of all securities to be registered in such registration, any underwriter participating in any disposition pursuant to a Registration Statement and any attorney or accountant retained by the holders of at least a majority of the Registrable Securities or any underwriter, all non-confidential financial and other records and all pertinent corporate documents and properties of the Company reasonably requested by such representative, underwriter, attorney or accountant, and cause the Company's officers, directors and employees to be available for discussions with and to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement;

          (n) use best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as provided in Rule 158 or otherwise, earnings statements satisfying the provisions of Section 11(a) of the Securities Act;

          (o) promptly prior to the filing of any document which is to be incorporated by reference into a Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriter or underwriters, if any, make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request; and

          (p) otherwise reasonably cooperate with the selling holders of Registrable Securities to carry out the intent of this Agreement.

     The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing; provided, however, that such information shall be used by the Company only to the extent necessary for and in connection with, such registration.


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     Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(vi) hereof, such holder shall forthwith discontinue disposition of such Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
     Section 4(j), or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

     All Registration Expenses incurred in connection with any registration commenced in accordance with Section 2.1 (even if subsequently terminated or withdrawn) shall be borne by the Company."

     (vii) Section 5 is deleted in its entirety and replaced with a new Section 5 as follows:

          5.  Indemnification.


          5.1 Indemnification by Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors and employees and each person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of any untrue or alleged untrue statement of a material fact contained in any Registration Statement (or amendment (including any post-effective amendment) or supplement thereto), Prospectus or preliminary Prospectus or any amendment or supplement thereto, including all documents incorporated therein by reference, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the Registration Statement or Prospectus after the Company has furnished such holder with a sufficient number of copies of the same; provided, however, that in the event of an underwritten offering, no holder shall be deemed to have failed to make any such delivery. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities, if requested.

          5.2 Indemnification by Holder of Registrable Securities. In connection with a Registration Statement, each holder of Registrable Securities covered thereby shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement (or amendment (including any post-effective amendment) or supplement thereto) or Prospectus (or any amendment or

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     supplement thereto) and shall indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement (or amendment (including any post-effective amendment) or supplement thereto) or Prospectus or preliminary Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement is contained or omission is required to be in any information so furnished in writing by such holder to the Company specifically for inclusion in such Registration Statement (or amendment (including any post-effective amendment) or supplement thereto) or Prospectus (or any amendment or supplement thereto). The liability of any selling holder of Registrable Securities hereunder shall not exceed the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any Prospectus or Registration Statement (or amendment (including any post-effective amendment) or supplement thereto).

          5.3 Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party, provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses, or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, or (C) in the reasonable judgment of any such person, based upon advice of its counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims or there may exist legal defenses for such person that are materially different from or in addition to those available to the indemnifying party (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement or consent to judgment made without its consent (but if such consent is requested, such consent shall not be unreasonably withheld). No indemnified party shall be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a


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     claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

          5.4 Contribution. If for any reason the indemnification provided for in Sections 5.1 and 5.2 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Sections 5.1 and 5.2, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits received by the indemnified party and the indemnifying party as well as their relative fault, as well as any other relevant equitable considerations. The relative fault of the indemnified party and the indemnifying party shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnified party or the indemnifying party and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that no holder of Registrable Securities shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such holder with respect to the sale of any Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation."

         (viii) Section 6(c) is amended by adding the underscored and bold language below and by deleting the crossed out language below.

          (c) Joinder Agreement. EACH OF THE FOUNDERS shall sign a joinder agreement whereby such FOUNDER will agree to be bound by the provisions of
     Section 3.2 hereof.

     (ix) A new Section 6(k) is added immediately following Section 6(j) as follows:

          "(k) Certain Events. At such time as each of the Holders shall have executed and delivered the Amended and Restated Registration Rights Agreement, Sections 2, 4 and 5 hereof shall thereby be deemed automatically terminated and shall no longer be of any force or effect. At such time as each of the Holders shall have executed and delivered the Amended and Restated Stockholders Agreement, Section 3.2 hereof shall thereby be deemed automatically terminated and shall no longer be of any force or effect."

     SECTION 3. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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     SECTION 4. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

     SECTION 5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but which taken together shall constitute one agreement.




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                  IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date and year first written above.

                              NEXT GENERATION NETWORK, INC.


                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:
                                    --------------------------------------------




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